EXHIBIT 99.3


                             JOINT FILING AGREEMENT

          The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others making the filing, except to the extent that it knows or has reason to believe that such information is inaccurate.

          This agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  April 12, 2002



                                        QUEST DIAGNOSTICS NEWCO INCORPORATED



                                        By:   /s/ Leo C. Farrenkopf, Jr.
                                           -------------------------------------
                                           Name: Leo C. Farrenkopf, Jr.
                                           Title: Secretary


                                        QUEST DIAGNOSTICS INCORPORATED



                                        By:   /s/ Leo C. Farrenkopf, Jr.
                                           -------------------------------------
                                           Name: Leo C. Farrenkopf, Jr.
                                           Title: Vice President and Secretary